UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

January 1, 2013

SENTIO HEALTHCARE PROPERTIES, INC.

 (Exact name of registrant as specified in its charter)

Maryland	000-53969	20-5721212
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

189 South Orange Ave, Suite 1700

Orland, FL 32801

(Address of principal executive offices)

407- 999-7679

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c)

ITEM 1.01	ENTRY INTO MATERIAL DEFINITIVE AGREEMENT.

Effective January 1, 2013, Sentio Healthcare Properties, Inc. (the “Company”) renewed its advisory agreement (the “Agreement”) with Sentio Investments, LLC (the “Advisor”) for a period of one year. The terms of the Agreement, other than the removal of certain provisions related to the transition of advisory services to the Advisor in January 2012, are identical to those of the advisory agreement in effect through December 31, 2012. This Agreement may be renewed for an unlimited number of successive one-year terms upon mutual consent of the parties.

Pursuant to the terms of the Agreement, the Advisor is responsible for managing, operating, directing and supervising the operation of the Company and its assets. Generally, the Advisor will be responsible for providing us with (i) property acquisition, disposition and financing services, (ii) asset management and operational services, including real estate services and financial and administrative services, and (iii) stockholder services.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS.

(d)	Exhibits.

10.1	Advisory Agreement by and between Sentio Healthcare Properties, Inc. and Sentio Investments, LLC dated as of January 1, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SENTIO HEALTHCARE PROPERTIES, INC.

Dated: January 7, 2013	By:	/s/ Sharon C. Kaiser
Sharon C. Kaiser,
Chief Financial Officer